AGREEMENT AND PLAN OF EXCHANGE

                            Between

                  TRADING SOLUTIONS.COM, INC.

                   SPRINGLAND BEVERAGES, INC.

                              and

                      THE STOCKHOLDERS OF
                   SPRINGLAND BEVERAGES, INC.


                     Dated August 16, 2001

                       TABLE OF CONTENTS
                                                             Page

ARTICLE I.  DEFINITIONS                                         1

ARTICLE II.  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SBI

          2.01  Organization                                    3
          2.02  Non-contravention                               3
          2.03  Authorization of Transaction                    4
          2.04  Subsidiaries                                    4
          2.05  Capitalization                                  4
          2.06  Financial Statements                            4
          2.07  Absence of Certain Changes or Events            5
          2.08  Title and Related Matters                       5
          2.09  Tax Matters                                     6
          2.10  Litigation and Proceedings                      6
          2.11  Contracts                                       6
          2.12  Material Contract Defaults                      7
          2.13  Governmental Authorizations                     7
          2.14  Compliance With Laws and Regulations            7
          2.15  Insurance                                       7
          2.16  Transactions With Affiliates                    7
          2.17  Labor Relations                                 8
          2.18  Foreign Business Practices                      8
          2.19  Information                                     8
          2.20  SBI Schedules                                   8

ARTICLE III.  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TSI

          3.01  Organization                                    9
          3.02  Non-contravention                               9
          3.03  Authorization of Transaction                   10
          3.04  Subsidiaries                                   10
          3.05  Capitalization                                 10
          3.06  Financial Statements                           10
          3.07  Absence of Certain Changes or Events           11
          3.08  Title and Related Matters                      11
          3.09  Tax Matters                                    11
          3.10  Litigation and Proceedings                     12
          3.11  Contracts                                      12
          3.12  Material Contract Defaults                     12
          3.13  Governmental Authorizations                    12
          3.14  Compliance With Laws and Regulations           12
          3.15  Insurance                                      13
          3.16  Labor Relations                                13
          3.17  Foreign Business Practices                     13
          3.18  Information                                    13
          3.19  TSI Schedules                                  14

                                                             Page

ARTICLE IV.  PLAN OF EXCHANGE

          4.01  Exchange of TSI Stock and SBI Stock            14
          4.02  Exchange of TSI Warrants and SBI Warrants      15

ARTICLE V.  SPECIAL COVENANTS

          5.01  Access to Properties and Records               15
          5.02  Actions Prior to Closing                       15
          5.03  Special Covenants and Representations
               Regarding the Exchanged TSI Stock and Warrants  15
          5.04  Indemnification                                16
          5.05  Third Party Indemnity                          17
          5.06  Third Person Consents and Certificates         17
          5.07  SBI Asset Purchase                             17
          5.08  Termination                                    18
          5.09  Officer and Director Resignations              18
          5.010  Share Leakage Agreement                       19

ARTICLE VI.  CLOSING

          6.01  Closing                                        19
          6.02  Closing Events                                 19

ARTICLE VII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TSI

          7.01  Accuracy of Representations                    19
          7.02  Litigation Certificates                        19
          7.03  No Material Adverse Change                     19
          7.04  Good Standing                                  19
          7.05  Consents/Agreements                            19
          7.06  Other Items                                    20

ARTICLE VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS
            OF SBI AND THE STOCKHOLDERS

          8.01  Accuracy of Representations                    20
          8.02  Litigation Certificate                         20
          8.03  No Material Adverse Change                     20
          8.04  Good Standing                                  20
          8.05  Consents/Agreements                            20
          8.06  Other Items                                    20

                                                            Page

ARTICLE IX.  MISCELLANEOUS

          9.01  Brokers                                        20
          9.02  Governing Law                                  21
          9.03  Notices                                        21
          9.04  Attorneys' Fees                                21
          9.05  Third Party Beneficiaries                      21
          9.06  Entire Agreement                               21
          9.07  Counterparts                                   22
          9.08  Amendment or Waiver                            22
          9.09  Post Closing Filings                           22

EXHIBITS

     Exhibit A      Adherance Agreement
     Exhibit B      Form of TSI Warrant
     Exhibit C      Share Leakage Agreement
     Exhibit D      Escrow Agreement
     Exhibit E      Third Party Indemnity Agreement

                 AGREEMENT AND PLAN OF EXCHANGE

     THIS AGREEMENT AND PLAN OF EXCHANGE is made and entered into as of this 16th day of August 2001, by and between TRADING SOLUTIONS.COM, INC., a Nevada corporation, SPRINGLAND BEVERAGES, INC., an Ontario corporation, and the STOCKHOLDERS of Springland Beverages, Inc., identified on individual Adherence Agreements in the form of Exhibit A.

                            Premises

     This Agreement provides for the acquisition by TSI of all of the issued and outstanding shares and warrants of SBI solely in exchange for voting shares and warrants of TSI on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                            Agreement

      NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                            ARTICLE I

                           DEFINITIONS

Adverse Consequences   means all actions, suits, proceedings, hearings,
                       investigations, charges, complaints, claims,
                       demands, injunctions, judgments, orders, decrees,
                       rulings,  damages,  dues,  penalties,  fines,
                       costs, reasonable amounts paid in settlement,
                       liabilities,   obligations,   taxes,   liens,
                       losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

Affiliate              has  the meaning set forth in Rule
                       12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

Agreement              means  this Agreement and Plan  of
                      Exchange dated August __, 2001.

Closing               means the acts by the Parties
                      of issuing, executing, and/or delivering the TSI Stock, SBI Stock, TSI Warrants, SBI Warrants, certificates of officers, schedules, and other instruments provided for in Articles VI, VII, and VIII of this Agreement.

Common Stock          means  the duly authorized  common
                      stock, par value $0.001, of TSI.

Exchanged TSI Stock   means  the Common Stock of  TSI  to  be
                      issued to the Stockholders pursuant to this Agreement.

Exchanged TSI Warrants  means  602,772  warrants  to  purchase common shares of TSI at an exercise price of $0.50 per share that expire September 16, 2001, to be issued to certain Stockholders pursuant to this Agreement.

GAAP                means   the  United   States
                    generally accepted accounting principles as in effect from time to time.

Knowledge           means   actual  knowledge   after
                    reasonable investigation.

Material means, when used as an adjective in conjunction with an event, condition, circumstance, effect, or other item, that there is a substantial likelihood that a reasonable person would attach importance to the event, condition, circumstance, effect, or item in evaluating the Party to which it relates and the transactions herein contemplated.

Nevada Corporation Law  means the corporation law of the  state of Nevada set forth in Chapter 78 of the Nevada Revised Statutes, as amended.

Ordinary Course of Business   means  the  ordinary  course   of
                    business consistent with past custom and practice (including with respect to quantity and frequency).

Party               means any one or more of TSI,
                    SBI, or the Stockholders, as the context indicates.

Person              means   an   individual,   a
                    partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

SBI                 is Springland Beverages, Inc.,
                    an Ontario corporation and a Party to this Agreement.

SBI Schedules       means   the  schedules   of   SBI
                    identified in Section 2.20 of this Agreement.

SBI Stock            means   ____________   15,542,500
                    common shares of SBI, which are all of the issued and outstanding shares of the capital stock of SBI.

SBI Warrants        means 602,772 warrants to purchase
                    common shares of SBI at an exercise price  of
                    $0.50 per share that expire on September  16,
                    1999   which  are  all  of  the  issued   and
                    outstanding warrants of SBI.

SEC                 means  the  Securities   and
                    Exchange Commission.

Securities Act      means the Securities Act of  1933,
                    as amended.

Security Interest   means  any  mortgage,  pledge,   lien,
                    encumbrance,   charge,  or   other   security
                    interest,   other   than:   (a)   mechanic's,
                    materialmen's, and similar liens;  (b)  liens
                    for  taxes  not  yet due and payable  or  for
                    taxes that the taxpayer is contesting in good
                    faith  through  appropriate proceedings;  (c)
                    purchase   money  liens  and  liens  securing
                    rental    payments   under   capital    lease
                    arrangements; and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

Stockholder(s)      is one or more of the stockholders
                    of SBI who are parties to this Agreement and identified either on the signature pages of this Agreement or on individual Adherence
                    Agreements in the form of Exhibit A (who are the holders of all the SBI Stock).

Subsidiary          means any corporation with respect
                    to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

Tax                 means  any  federal,  state,
                    local,  or  foreign income,  gross  receipts,
                    license,    payroll,   employment,    excise,
                    severance,   stamp,   occupation,    premium,
                    windfall   profits,  environmental,   customs
                    duties, capital stock, franchise, profits, withholding, social security (or similar),
                    unemployment,   disability,  real   property,
                    personal   property,  sales,  use,  transfer,
                    registration, value added, alternative or add-on minimum, estimated, or other tax of any
                    kind   whatsoever,  including  any  interest,
                    penalty,   or   addition   thereto,   whether
                    disputed or not.

Tax Return          means  any  return,  declaration,
                    report,  claim  for  refund,  or  information
                    return   or  statement  relating  to   Taxes,
                    including any schedule or attachment thereto, and including any amendment thereof.

TSI                 is   Trading  Solutions.com,
                    Inc., a Nevada corporation and a Party to this Agreement.

TSI Schedules       means   the  schedules   of   TSI
                    identified in Section 3.19 of this Agreement.

                           ARTICLE II

       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SBI

     As an inducement to, and to obtain the reliance of, TSI, SBI represents and warrants as follows:

      Section 2.01 Organization. SBI is a corporation duly organized, validly existing, and in good standing under the laws of the province of Ontario. SBI has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the territories or provinces in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except in such jurisdictions, if any, where the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on the business, properties, or assets of SBI. Included in the SBI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of SBI as in effect on the date hereof.

       Section 2.02 Non-contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of SBI; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which SBI is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SBI is subject.

      Section 2.03 Authorization of Transaction. SBI has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of SBI has duly authorized the execution, delivery, and performance of this Agreement by SBI. This Agreement represents the valid and binding obligation of SBI enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 2.04 Subsidiaries. SBI has no Subsidiaries, and owns no shares of the capital stock or equity interest of any other corporation or business entity.

        Section 2.05 Capitalization. The authorized capitalization of SBI consists of unlimited common shares without nominal or par value, of which 15,542,500 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. Except for the SBI Warrants and as otherwise disclosed herein and in the SBI Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued SBI common shares, except options, warrants, calls, or commitments, if any, to which SBI is not a party and by which it is not bound. Except as disclosed herein and in the SBI
Schedules, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to SBI.

     Section 2.06   Financial Statements.

           (a) The SBI Schedules contain the unaudited balance sheet of SBI at March 31, 2001, and the related unaudited statements of loss and cash flows for the six months then ended; and the audited balance sheets of SBI as of September 30, 2000 and 1999, and the related audited statements of loss, deficit, and cash flows for each year in the two year period ended December 31, 2000, together with the notes to such statements and the opinion of Goldband & Goldberg, LLP, chartered accountants, with respect thereto.

           (b) All such financial statements have been prepared in accordance with GAAP, which was applied on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of SBI and the results of operations of SBI, are correct and complete, and are consistent with the books and records of SBI (which books and records are correct and complete).

           (c) SBI did not have as of the date of its March 31, 2001 balance sheet any liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on said balance sheet of SBI, and (ii) liabilities disclosed in this Agreement or the SBI Schedules.

     Section 2.07 Absence of Certain Changes or Events. Except as described herein or in the SBI Schedules, since March 31, 2001, the date of the most recent balance sheet of SBI:

          (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of SBI; or (ii) any damage, destruction, or loss to SBI (whether or not covered by insurance) materially and adversely affecting its business, operations, properties, assets, or financial condition.

            (b) SBI has not (i) amended its articles of incorporation, charter, or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering its business; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction;
     (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any Person; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, Affiliates, or employees, except in the Ordinary Course of Business.

           (c) SBI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;
     (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent),; (iii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the March 31, 2001 SBI balance sheet, and current liabilities incurred since that date in the Ordinary Course of Business, including, the costs incurred in connection with the transactions contemplated by this Agreement; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate, have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims in excess of reserves reflected on the schedule of accounts receivable included in the SBI Schedules and additions thereto (except debts or claims which, in the aggregate, are of a value of less than $1,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business.

          (d) To the Knowledge of SBI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect its business as conducted on the date hereof.

      Section 2.08 Title and Related Matters. SBI has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected in the March 31, 2001 SBI balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business or as provided in this Agreement or the SBI Schedules), free and clear of all Security Interests, except as disclosed in the SBI Schedules. Except as set forth in the SBI Schedules, SBI owns free and clear of any Security Interests any and all trademarks, service marks, tradenames, copyrights, procedures, techniques, marketing plans, business plans, methods of management, intellectual property, and other information utilized in connection with its business. Except as set forth in the SBI Schedules, no Person has any right to, and SBI has not received any notice of, infringement of, or conflict with, asserted rights of others with respect to any marketing rights, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, copyrights, or intellectual property, which, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business of SBI and its Subsidiaries, or any material portion of its properties, assets, or rights.

     Section 2.09   Tax Matters.

           (a) To the Knowledge of SBI, SBI has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing, except where extensions were obtained. All such Tax Returns were correct and complete in all material respects. All Taxes owed by SBI (as shown on any Tax Return) have been paid, except where extensions were obtained. SBI is not currently the beneficiary of any extension of time within which to file any Tax Return, except as disclosed in the SBI Schedules. No claim has ever been made by an authority in a jurisdiction where SBI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of SBI that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b) SBI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

           (c) Except as disclosed in the SBI Schedules, no Stockholder, director, or officer (or employee responsible for Tax matters) reasonably expects any authority to assess against SBI any additional Taxes for any period for which Tax Returns have been filed. Except as disclosed in the SBI Schedules, there is no dispute or claim concerning any Tax liability of SBI either (i) claimed or raised by an authority in writing or, (ii) as to which any of the Stockholders, directors, and officers (and employees responsible for Tax matters) has knowledge based upon personal contact with any agent of such authority. The SBI Schedules include a list of all Tax Returns filed with respect to SBI for all taxable periods ending on or after October 1, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. SBI has made available to TSI correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by SBI since October 1, 1998.

           (d) SBI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      Section 2.10 Litigation and Proceedings. Except as set forth in the SBI Schedules, there are no actions, suits, proceedings, or investigations pending or, to the Knowledge of SBI, threatened by or against it or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of SBI, there is no material default on its part with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

     Section 2.11   Contracts.

           (a) Except as included or described herein or in the SBI Schedules, there are no contracts, agreements, franchises, license agreements, or other commitments to which SBI is a party or by which its properties are bound.

           (b) All contracts, agreements, franchises, license agreements, and other commitments to which SBI is a party or by which its properties are bound and which are material to its operations are valid and enforceable by it in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

           (c) Except as included or described in the SBI Schedules or reflected in the March 31, 2001 SBI balance sheet, SBI is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which it is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate, do not exceed $1,000;
     (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director; or (viii) contract, agreement, or other commitment involving payments by it of more than $25,000 in the aggregate.

      Section 2.12 Material Contract Defaults. Except as disclosed in the SBI Schedules, SBI is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or business condition, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 2.13 Governmental Authorizations. Except as set forth in the SBI Schedules, SBI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with the Securities Act contemplated by Section 5.03 of this Agreement, no material authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by SBI of this Agreement and the consummation by SBI of the transactions contemplated hereby.

      Section 2.14 Compliance With Laws and Regulations. SBI has complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or business condition of SBI, and except to the extent non-compliance would not result in any material liability. SBI will deliver at closing, a legal opinion as to the issuance of its shares and the corporate status of SBI.

      Section 2.15 Insurance. All the insurable properties of SBI are insured in accordance with industry standards against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility.

      Section 2.16 Transactions With Affiliates. Set forth in the SBI Schedules is a description of every material contract, agreement, or arrangement between SBI and any Affiliate during the period beginning October 31, 1998, and ending on the date of Closing.

      Section 2.17 Labor Relations. SBI has not had a work stoppage resulting from labor problems. No union or other collective bargaining organization is organizing or attempting to organize any employee of SBI.

     Section 2.18 Foreign Business Practices. To the Knowledge of SBI, no officer, director, employee, Affiliate, or Stockholder of SBI has made any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value for the purpose of assisting SBI in obtaining or retaining business for or with, or directing business to, any Person, to:

            (a) Any foreign official for purposes of, (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality;

          (b) Any foreign political party or official thereof or any candidate for foreign political office for purposes of,
     (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (iii) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality; or

          (c) To any Person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of,
     (i) influencing any act or decision of such foreign official, political party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or (iii) inducing such foreign official, political party, party official, or candidate to use or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

      Section 2.19 Information. The information concerning SBI set forth in this Agreement and in the SBI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 2.20 SBI Schedules. No later than two business days prior to Closing, SBI will deliver to TSI the following documents and information, which are collectively referred to as the "SBI Schedules." Thereafter, SBI shall provide to TSI all materials and information requested, including any information requested to verify any information furnished:

           (a) complete and correct copies of the articles of incorporation, as amended, and bylaws of SBI in effect as of the date of Closing;

           (b) the financial statements of SBI identified in paragraph 2.06(a);

           (c) the income Tax Returns of SBI identified in paragraph 2.09(c);

           (d) a description of all real property owned and/or leased by SBI, together with a description of every Security
     Interest in respect thereof;

           (e) copies of all material agreements, arrangements, contracts, or other instruments to which SBI is a party or by which it or its properties are bound required to be provided by Section 2.11 hereof, together with a description of all oral contracts, leases, agreements, and other instruments to which SBI is a party or by which it or its properties are bound;

           (f) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which SBI carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of SBI);

           (g)   a  description  of any material  change  in  the
     business,   operations,  property,  inventory,  assets,   or
     condition of SBI since March 31, 2001 required to be provided pursuant to Section 2.07 hereof;

           (h) a description of transactions with Affiliates required to be described by Section 2.16; and

           (l) a schedule setting forth any other information, together with any copies of documents, required to be disclosed in the SBI Schedules by Sections 2.01 through 2.19.

      With respect to any separate items that are part of the SBI Schedules delivered before or after the date of this Agreement to TSI or its representatives by SBI or its representatives, SBI may provide to TSI as the full or partial schedule required by this
Section 2.20, a list specifying the items so delivered. SBI shall cause the SBI Schedules and the instruments and data to be delivered to TSI hereunder to be updated after the date of delivery up to and including the date of Closing.

                          ARTICLE III

       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TSI

      As an inducement to, and to obtain the reliance of, SBI and the Stockholders, TSI represents and warrants as follows:

      Section 3.01 Organization. TSI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. TSI has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except in such jurisdictions, if any, where the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on the business, properties, or assets of TSI. Included in the TSI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of TSI as in effect on the date hereof.

       Section 3.02 Non-contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of TSI; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which TSI is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TSI is subject.

      Section 3.03 Authorization of Transaction. TSI has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of TSI has duly authorized the execution, delivery, and performance of this Agreement by TSI. This Agreement represents the valid and binding obligation of TSI enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 3.04 Subsidiaries. TSI has no Subsidiaries, and owns no shares of the capital stock or equity interest of any other corporation or business entity.

        Section 3.05 Capitalization. The authorized capitalization of TSI is 20,000,000 shares of Common Stock, of which 2,861,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. Except for the TSI Warrants and as otherwise disclosed herein and in the TSI Schedules there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued TSI Common Stock, except options, warrants, calls, or commitments, if any, to which TSI is not a party and by which it is not bound. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to TSI.

     Section 3.06   Financial Statements.

           (a) The TSI Schedules contain the audited balance sheet of TSI at March 31, 2001, and the related audited statements of operations and cash flows for the twelve months then ended, including the notes to such statements; and the audited balance sheet of TSI as of March 31, 2000, and the related audited statements of operations, stockholders' equity, and cash flows for the period form date of inception (May 14, 1999) to March 31, 2000, together with the notes to such statements and the opinion of Hawkins Accounting, independent accountants, with respect thereto.

           (b) All such financial statements have been prepared in accordance with GAAP on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of TSI and the results of operations of TSI, are correct and complete, and are consistent with the books and records of TSI (which books and records are correct and complete).

           (c) TSI did not have as of the date of its March 31, 2001, balance sheet any material liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on said balance sheet of TSI, and (ii) liabilities disclosed in this Agreement or the TSI Schedules, and (iii) legal fees expected to be approximately $15,000 which TSI agrees to pay.

     Section 3.07 Absence of Certain Changes or Events. Except as described herein or in the TSI Schedules, since the date of the March 31, 2001, TSI balance sheet:

          (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of TSI; or (ii) any damage, destruction, or loss to TSI (whether or not covered by insurance) materially and adversely affecting its business, operations, properties, assets, or financial condition;

            (b) TSI has not (i) amended its articles of incorporation, charter, or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering its business; or, (iii) entered into any other material transaction;

           (c) TSI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;
     (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent),; or (iii) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business.

          (d) To the Knowledge of TSI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect its business as conducted on the date hereof.

      Section 3.08 Title and Related Matters. TSI has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the December 31, 2000 TSI balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all Security Interests, except as disclosed in the TSI Schedules. Except as set forth in the TSI Schedules, TSI owns free and clear of any Security Interests any and all trademarks, service marks, tradenames, copyrights, procedures, techniques, marketing plans, business plans, methods of management, intellectual property, and other information utilized in connection with its business. Except as set forth in the TSI Schedules, no Person has any right to, and TSI has not received any notice of infringement of, or conflict with, asserted rights of others with respect to any marketing rights, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, copyrights, or intellectual property, which, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business of TSI, or any material portion of its properties, assets, or rights.

     Section 3.09   Tax Matters.

           (a) TSI has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing. All such Tax Returns were correct and complete in all respects. All Taxes owed by TSI (as shown on any Tax Return) have been paid. TSI currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where TSI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of TSI that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b) TSI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

            (c)    No   TSI  director  or  officer  (or  employee
     responsible for Tax matters) reasonably expects any authority to assess against TSI additional Taxes for any period for which Tax Returns have been filed, except as disclosed in the TSI Schedules. There is no dispute or claim concerning any Tax liability of TSI either (i) claimed or raised by an authority in writing or, (ii) as to which any of the TSI directors and officers (and employees responsible for Tax matters) has knowledge based upon personal contact with any agent of such authority, except as disclosed in the TSI Schedules. The TSI Schedules include a list of all federal, state, local, and foreign income Tax
     Returns filed with respect to any of TSI and its Subsidiaries for taxable periods commencing on or after May 14, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. TSI has made available to SBI and the Stockholders correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by TSI since May 14, 1999.

           (d) TSI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      Section 3.10 Litigation and Proceedings. Except as set forth in the TSI Schedules, there are no actions, suits, proceedings, or investigations pending or, to the Knowledge of any of TSI and its Subsidiaries, threatened by or against it or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. TSI has no Knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

       Section 3.11 Contracts. All contracts, agreements, franchises, license agreements, and other commitments to which TSI is a party or by which its properties are bound and which are material to its operations are valid and enforceable by it in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 3.12 Material Contract Defaults. Except as disclosed in the TSI Schedules, TSI is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or business condition, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 3.13 Governmental Authorizations. Except as set forth in the TSI Schedules, TSI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with the Securities Act as contemplated by Section 5.03 of this Agreement, no material authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by TSI of this Agreement and the consummation by TSI of the transactions contemplated hereby.

      Section 3.14 Compliance With Laws and Regulations. TSI has complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or business condition of TSI, and except to the extent non-compliance would not result in any material liability. The Company's stock is traded on the OTC Bulletin Board under the symbol "TSLU" and to the knowledge of the Company is not nor has ever been subject to any stop order or suspension of trading. TSI will deliver at closing a legal opinion regarding the corporate and SEC status of the Company.

      Section 3.15 Insurance. All the insurable properties of TSI are insured in accordance with industry standards against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility.

      Section 3.16 Labor Relations. TSI has not had a work stoppage resulting from labor problems. No union or other collective bargaining organization is organizing or attempting to organize any employee of TSI.

     Section 3.17 Foreign Business Practices. To the Knowledge of TSI, no officer, director, employee, Affiliate, or stockholder of TSI has made any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value for the purpose of assisting TSI in obtaining or retaining business for or with, or directing business to, any Person, to:

            (a) Any foreign official for purposes of, (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality;

          (b) Any foreign political party or official thereof or any candidate for foreign political office for purposes of,
     (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (iii) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality; or

          (c) To any Person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of,
     (i) influencing any act or decision of such foreign official, political party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or (iii) inducing such foreign official, political party, party official, or candidate to use or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

      Section 3.18 Information. The information concerning TSI set forth in this Agreement and in the TSI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

     Section 3.19 TSI Schedules. At or before the Closing, TSI will deliver to SBI and the Stockholders the following documents and information, which are collectively referred to as the "TSI Schedules." Thereafter, TSI shall provide to SBI and the Stockholders all materials and information requested, including any information requested to verify any information furnished:

           (a) complete and correct copies of the articles of incorporation, as amended, and bylaws of TSI in effect as of the date of Closing;

           (b) a copy of the Annual Report on Form 10-K for the year ended March 31, 2001;

           (c) the quarterly reports on Form 10-QSB of TSI for the periods ended June 30, September 30, and December 31,
     2000;

           (d) the income Tax Returns of TSI identified in paragraph 3.09(c);

           (e)   a  description  of any material  change  in  the
     business,   operations,  property,  inventory,  assets,   or
     condition of TSI since March 31, 2001, required to be provided pursuant to Section 3.07 hereof; and

           (f) a schedule setting forth any other information, together with any copies of documents, required to be disclosed in the TSI Schedules by Sections 3.01 through 3.18.

      With respect to any separate items that are part of the TSI Schedules delivered before or after the date of this Agreement to SBI and the Stockholders or their representatives by TSI or its representatives, TSI may provide to SBI and the Stockholders as the full or partial schedule required by this Section 3.19, a list specifying the items so delivered. TSI shall cause the TSI Schedules and the instruments and data to be delivered to SBI and the Stockholders hereunder to be updated after the date of delivery up to and including the date of Closing.


                           ARTICLE IV

                        PLAN OF EXCHANGE

      Section 4.01 Exchange of Exchanged TSI Stock and SBI Stock. Pursuant to this Agreement, all SBI Stock shall be conveyed, transferred, and assigned to TSI in exchange for 15,542,500 shares of Exchanged TSI Stock on the date of Closing. At the Closing, the Stockholders shall deliver to TSI stock certificates representing all issued and outstanding shares of SBI Stock, each certificate duly endorsed for transfer with signature guarantees, and receive in exchange therefor one or more certificates representing in the aggregate that number of shares of Exchanged TSI Stock set forth opposite the name of each Stockholder on the Adherance Agreement signed and delivered by each Stockholder. The shares of Exchanged TSI Stock issued pursuant to this Section 4.01 shall be, when issued, legally issued, fully paid, and non-assessable, and TSI shall provide the legal opinion of its legal counsel to such effect. It is the intent of the Parties that the exchange be effected as a so-called "tax-free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, and the Parties covenant and agree to reflect the exchange as such on all financial statements, Tax Returns, filings, and other documents identifying or referring to the exchange contemplated by this Agreement. Upon consummation of this Agreement, the Shareholders of SBI will hold in the aggregate 84.45% of the outstanding stock of TSI.

      Section 4.02 Exchange of Exchanged TSI Warrants and SBI Warrants. Pursuant to this Agreement, all SBI Warrants shall be conveyed, transferred, and assigned to TSI in exchange for 602,772 Exchanged TSI Warrants on the date of Closing in the form attached hereto as Exhibit B. At the Closing, the Stockholders holding SBI Warrants shall deliver to TSI the certificates or instruments representing all outstanding SBI Warrants, each duly endorsed for transfer with signature guarantees, and receive in exchange therefor one or more instruments representing in the aggregate that number of Exchanged TSI Warrants set forth opposite the name of each Stockholder on the Adherance Agreement signed and delivered by each Stockholder.
                           ARTICLE V

                       SPECIAL COVENANTS

      Section 5.01 Access to Properties and Records. TSI and SBI will each afford to the officers and authorized representatives of the other, and to the Stockholders, full access to its properties, books, and records in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to its business and properties as the other shall from time to time reasonably request.

     Section 5.02   Actions Prior to Closing.

           (a) From and after the date of this Agreement, SBI will: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and
     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

           (b) From and after the date of this Agreement until the date of Closing Date, SBI will not: (i) make any change in its articles of incorporation or bylaws; (ii) take any action described in Section 2.07 (all except as permitted therein or as disclosed in the SBI Schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in the SBI
     Schedules, except that SBI may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business.

       Section 5.03 Special Covenants and Representations Regarding the Exchanged TSI Stock and Warrants. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged TSI Stock and Warrants to the Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state securities statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which the Stockholders acquire such securities. TSI covenants and agrees that it will take all action required for it to rely on exemptions from the registration and qualification requirements of the Securities Act and applicable state statutes for the issuance and delivery to the Stockholders of the Exchanged TSI Stock and Warrants as provided in this Agreement. By acceptance of the Exchanged TSI Stock and Warrants, each Stockholder agrees that all offers and sale of the Exchanged TSI Stock and Warrants prior to the expiration of a period commencing on the date of Closing and ending one-year thereafter shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to the registration provisions under the Securities Act, or pursuant to an exemption from registration, and all offers and sales after the expiration of the one-year period shall be made only pursuant to such registration or to such exemption from registration. The Stockholders acknowledge that the securities are "restricted securities" within the meaning of Rule 144 under the Securities Act. TSI is bound to refuse to effect any transfer of the Exchanged TST Stock and Warrants not made in compliance with the safe harbor contained in Regulation S, pursuant to the registration provisions under the Securities Act, or pursuant to an exemption from registration.

     Section 5.04   Indemnification.

     (a)   All  of  the  representations and  warranties  of  the
     Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter. In the event any Party breaches (or in the event any third Person alleges facts that, if true, would mean any Party has breached) any of its representations and warranties contained herein, provided a written claim for indemnification against the breaching Party is made within any applicable survival period specified in this paragraph (a) of Section 5.04, then the breaching Party (the "Indemnifying Party") agrees to indemnify the other Parties (the "Indemnified Parties") from and against the entirety of any Adverse Consequences the Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that no Indemnifying Party shall have any obligation to indemnify any Indemnified Party from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation, warranty, or covenant of the Indemnifying Party until the Indemnified Parties have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $5,000 aggregate threshold, at which point the Indemnifying Party will be obligated to indemnify the Indemnified Parties from and against all such Adverse Consequences relating back to the first dollar; and provided further, that the maximum obligation to indemnify all Indemnified Parties from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation, warranty, or covenant of the Indemnifying Party shall not exceed $200,000 in the aggregate.

           (b) If any third Person shall notify any Indemnified Party with respect to any matter (a "Third Party Claim")
     which may give rise to a claim for indemnification against any Indemnifying Party under this Section 5.04, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of it choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified

     Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim,
     (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this paragraph, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, the
     Indemnified  Party  will not consent to  the  entry  of  any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the conditions in clauses (i) through (v) of this paragraph is or becomes unsatisfied, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 5.04.

     Section 5.05 Third Party Indemnity. The current president of TSI at this date, in considerations for SBI's execution of this Agreement, has concurrently executed a Third Party Indemnity Agreement in the Form attached hereto as Exhibit E, wherein they have agreed after the Closing to indemnify and hold TSI harmless from any and all liability, including costs of suit and attorneys' fees, resulting from any claims which might be brought against TSI in the future as a result of the original issuance of securities by TSI in the 504 private placement dated May 1999 and in the SB-2 registration statement dated April 14, 2000 based on applicable state and/or federal securities laws.

      Section 5.06   Third Person Consents and Certificates.  The
Parties agree to cooperate with each other in order to obtain any
required  third  Person  consents  to  this  Agreement  and   the
transactions herein contemplated.

      Section 5.07 SBI Asset Purchase. SBI has entered into an agreement for the acquisition of a company with on-going operations and gross revenue of approximately US $3 million. (the "Acquisition"). All of the Exchanged TSI Stock and Warrants shall be delivered to and held in escrow with Lehman Walstrand and Associates, LLC as escrow agent. Exhibit D contains the terms of the Escrow Agreement in full. The Escrow Agreement provides that SBI agrees to consummate an acquisition of an operating company with gross revenue of at least US $3 million, either over the last 12 months, or over its preceding fiscal year. The Exchanged TSI Stock and Warrants will be released from escrow at such time as SBI achieves $3 million in gross revenue. During the term of the Escrow Agreement, SBI agrees that no additional shares of TSI will be issued including options, warrants or any other security of TSI to any officer, director or control person. During the term of the Escrow

Agreement, TSI shares may only be issued for purposes of financing or acquisitions. The parties agree that the Company will not engage in a debt or equity spiral financing for a term of two years following the closing of this transaction. Within three days following written notice to the escrow agent that the Acquisition has been closed in accordance with the terms set forth in the SBI Schedules, the Escrow Agent will deliver the Exchanged TSI Stock and Warrants to the Stockholders as provided herein.

       Section  5.08    Termination.   This  Agreement   may   be
terminated by the board of directors of any Party at any time prior to the Closing if:

           (a) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

           (b) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the transactions contemplated hereby;

          (c) There shall have been any change after the date of the March 31, 2001 SBI balance sheet in its assets, properties, business, or financial condition, which could have a material adverse effect on the value of the business, except any changes disclosed in the SBI Schedules;

          (d) There shall have been any change after the date of the March 31, 2001 TSI balance sheet in its assets, properties, business, or financial condition, which could have a material adverse effect on the value of the business, except any changes disclosed in the TSI Schedules, which shall be disclosed as soon as TSI has Knowledge of the change;

           (e) The Parties shall fail to obtain the consents or waivers required of any third Person to consummate the transactions contemplated by this Agreement; or

           (f) Any Party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of any Party contained herein shall be inaccurate in any material respect.

           (e) There has been a stop order or suspension of trading in TSI's stock.

In the event of termination pursuant to this Section 5.07, no obligation, right, or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

      Section  5.09    Officer  and  Director  Resignations.   At
Closing, the officers of TSI shall resign and the directors of TSI shall resign and concurrently appoint replacements to fill the vacancies on the Board of Directors of TSI after the Closing, said replacements to be such persons as SBI shall in writing designate to TSI. The TSI designated directors shall not be subject to any "Bad Boy" provisions as defined in Section 3(a)(39) of the Securities Exchange Act of 1934.

      Section 5.10 Share Leakage Agreement. The parties agree to a Share Leakage Agreement , designated as Exhibit C to this Agreement and attached hereto.

                           ARTICLE VI

                            CLOSING

      Section 6.01 Closing. The Closing of the transactions contemplated by this Agreement shall occur on such other date and at such time as the Parties may agree; provided, that the exchange contemplated by this Agreement is effective as of August 16, 2001.

      Section 6.02 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                          ARTICLE VII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF TSI

      The obligations of TSI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

       Section 7.01 Accuracy of Representations. The representations and warranties made by SBI and the Stockholders in this Agreement were true when made and shall be true as of the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes therein permitted by this Agreement), and SBI and the Stockholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. TSI shall be furnished with certificates signed by a duly authorized officer of SBI dated the date of Closing to the foregoing effect.

     Section 7.02 Litigation Certificates. TSI shall have been furnished with certificates dated the date of Closing and signed by a duly authorized officer of SBI to the effect that no litigation, proceeding, investigation, or inquiry is pending which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      Section  7.03   No Material Adverse Change.  Prior  to  the
Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of SBI.

      Section 7.04 Good Standing. TSI shall have received a certificate of good standing from the Ministry of Consumer and Commercial Relations of the province of Ontario dated as of a date within ten days prior to the Closing certifying that SBI is in good standing as a corporation in such province.

     Section 7.05 Consents/ Agreements. The Parties shall have obtained any third Person consents pursuant to Section 5.05.

      Section 7.06 Other Items. TSI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TSI may reasonably request.

                          ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SBI AND THE STOCKHOLDERS

      The obligations of SBI and the Stockholders under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

       Section 8.01 Accuracy of Representations. The representations and warranties made by TSI in this Agreement were true when made and shall be true as of the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes therein permitted by this Agreement), and TSI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. SBI and the Stockholders shall be furnished with a certificate, signed by a duly authorized officer of TSI and dated the date of Closing, to the foregoing effect.

       Section 8.02 Litigation Certificate. SBI and the Stockholders shall have been furnished with a certificate dated the date of Closing and signed by a duly authorized officer of TSI to the effect that no litigation, proceeding, investigation, or inquiry is pending which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      Section  8.03   No Material Adverse Change.  Prior  to  the
Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of TSI.

      Section 8.04 Good Standing. SBI and the Stockholders shall have received a certificate of good standing from the Secretary of State of the state of Nevada dated as of a date within ten days prior to the Closing certifying that TSI is in good standing as a corporation in such state.

     Section 8.05 Consents/ Agreements. The Parties shall have obtained any third Person consents pursuant to Section 5.05, which will include the resignation of the officers and directors of TSI in favor of the appointment of the designees of SBI by all required action of the board of directors of TSI.

      Section 8.06   Other Items.  SBI and the Stockholders shall
have   received   such   further  documents,   certificates,   or
instruments relating to the transactions contemplated hereby as they may reasonably request.

                           ARTICLE IX

                         MISCELLANEOUS

      Section 9.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any Person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

      Section 9.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada.

     Section 9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If to TSI, to:      Trading Solutions.com, Inc.
                         Attn:  Natalie Shahvaran, President
                         200 Comino Aguajito, Suite 200
                         Monterey, CA 93940

          With copies to:          Lehman Walstrand & Associates,
LLC
                         Attn:  Cletha A. Walstrand
                         8 East Broadway, Suite 620
                         Salt Lake City, Utah  84111

          If to SBI or
           the Stockholders, to:   Springland Beverages, Inc.
                         Attn:  Ralph Moyal
                         2 Rodeo Court
                         Toronto, Ontario
                         Canada M2M 4M3

          With copies to:          Davis and Associates
                         In Care of Concierge
                         Ritz Carlton
                         4375 Admiralty Way
                         Marina Del Ray, CA  90292
                         davis@securities-attys.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 9.04 Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 9.05 Third Party Beneficiaries. This Agreement is solely between the Parties hereto, and except as specifically provided herein, and in the Exhibits hereto, no director, officer, stockholder, employee, agent, independent contractor, or any other Person shall be deemed to be a third party beneficiary of this Agreement.

      Section 9.06 Entire Agreement. This Agreement, including the exhibits and schedules hereto, represents the entire agreement between the Parties relating to the subject matter hereof, including the letter of Intent dated May 7, 2001, which is merged into this Agreement. This Agreement fully and completely expresses the agreement of the Parties. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     Section 9.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      Section 9.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other Parties shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing, this Agreement may be amended by a writing signed by all Parties hereto with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

      Section  9.09   Post Closing Filings.  From and  after  the
date   of  Closing  and  continuing  for  a  term  of  two  years thereafter, TSI shall file timely in accordance with the Securities Exchange Act of 1934 and the regulations adopted thereunder all reports required to be filed by Section 13(d) of said Act and maintain a current listing and description of TSI in Standard & Poors Corporation Records.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their officers hereunto duly authorized, as of the date first above-written.

                              TRADING SOLUTIONS.COM, INC.


                              By:  /s/ Natalie Shahvaran
                                   Natalie Shahvaran, President

                              SPRINGLAND BEVERAGES, INC.


                                  By:      /s/    Ralph     Moyal
Ralph Moyal, President

                                                     Exhibit A to
                                   Agreement and Plan of Exchange


                       ADHERENCE AGREEMENT

     The undersigned, the record and beneficial owner of the number of common shares of or warrants of Springland Beverages, Inc. ("SBI") set forth below, hereby agrees to be bound by the Agreement and Plan of Exchange by and among Trading Solutions.com, Inc. ("TSI"), SBI, and the Stockholders of SBI dated as of August 16, 2001 (the "Agreement") as though the undersigned were an original signatory to the Agreement. All capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement.

     The undersigned hereby represents, warrants, and agrees as follows:

           (a) The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated by the Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which the undersigned is a party or by which the undersigned is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the undersigned is subject.

           (b) The undersigned has full power and authority, and has taken all action required by law and otherwise to execute and deliver the Agreement and to perform its obligations thereunder. The Agreement represents the valid and binding obligation of the undersigned enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

           (c)   Except  for compliance with the  Securities  Act
     contemplated   by   Section  5.03  of  the   Agreement,   no
     authorization,   approval,  consent,   or   order   of,   or
     registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the undersigned of the Agreement and the consummation by the undersigned of the transactions contemplated thereby.

           (d) The undersigned is the legal and beneficial owner of the SBI Stock and SBI Warrants set forth below, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the undersigned has full right, power, and authority to transfer, assign, convey, and deliver the SBI Stock and SBI Warrants; and delivery of such stock and warrants at the Closing will convey to TSI good and marketable title to the SBI Stock and SBI Warrants free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

          (e) The undersigned is not a U.S. person as that term is defined under Regulation S.

          (f) The undersigned is outside the United States as of the date of the execution and delivery of this Agreement.

          (g) The undersigned is acquiring the Exchanged TSI Stock and Exchanged TSI Warrants for its own account and not on behalf of any U.S. person, and the undersigned is the sole beneficial owner of the securities, and has not pre-arranged any sale with purchasers in the United States.

          (h) The undersigned acknowledges that the Exchanged TSI Stock and Exchanged TSI Warrants have not been registered under the Securities Act and agrees that all offers and sale of the Exchanged TSI Stock and Exchanged TSI Warrants prior to the expiration of a period commencing on the date of the Closing and ending one-year thereafter shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to the registration provisions under the Securities Act, or pursuant to an exemption from registration, and all offers and sales after the expiration of the one-year period shall be made only pursuant to such registration or to such exemption from registration. The undersigned acknowledges that the Exchanged TSI Stock and Exchanged TSI Warrants are "restricted securities" within the meaning of Rule 144 under the Securities Act.

          (i) The undersigned understands that in the view of the Securities and Exchange Commission ("SEC") the statutory basis for the exemption claimed for this transaction would not be present if the offering of securities, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. The undersigned is acquiring the Exchanged TSI Stock and Exchanged TSI Warrants for investment purposes and has no present intention to sell the securities in the United States or to a U.S. Person or for the account or benefit of a U.S. Person either now or after any fixed period of time. The undersigned will not engage in any hedging transactions with respect to the Exchanged TSI Stock and Exchanged TSI Warrants except in compliance with the Securities Act.

          (j) The Subscriber is an "accredited investor" as defined by Regulation D as set forth below:

          According to Rule 501(a) of Regulation D, "accredited investor" means any person who comes within any of the following categories, or who the Issuer reasonable believes comes within any of the following categories, at the time of the sale of the Shares to that person:

          (i) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of

          $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (ii) Any private business development company as defined in section 202(a)(22) of the Investment
          Advisers Act of 1940;

          (iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

          (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (vi) Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

          (viii) Any entity in which all of the equity owners are accredited investors.

            (k) To the Knowledge of the undersigned, the information concerning the undersigned and SBI set forth in the Agreement under Article II and this Adhereance Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

                            _______________________________________
                             Print Name

Dated : August __, 2001
                             _______________________________________
                             Signature
                             Address:

                             _______________________________________

                             _______________________________________

                             _______________________________________

Number of shares of SBI Stock:____________________

Number of SBI Warrants:____________________

                                                     Exhibit B to
                                   Agreement and Plan of Exchange

                        [To be inserted]
                       Form of TSI Warrant

           Exhibit C to Agreement and Plan of Exchange

                LOCKUP AGREEMENT WITH SHAREHOLDER

NATALIE  SHAHVARAN,  ("Shareholder") and  TRADING  SOLUTIONS.COM,
INC. ("TSI"), enter into this Agreement effective this 16th day of August, 2001.

Shareholder currently owns a total of 1,250,000 shares of the outstanding Common Stock of TSI (the "Shares") of which 1,190,000 shares will be subjected to this lockup agreement. As of this date and prior to the consummation of an Agreement and Plan of Reorganization by TSI with SBI, the Shareholder was a controlling person of TSI.

To consummate the aforesaid Agreement and Plan of Reorganization by TSI with SBI, Shareholder agrees to restrict for public resale the shares such that no more than the following amounts of the Shares will be sold at the following times over a period commencing immediately following the consummation of the Agreement and Plan of Reorganization between TSI and SBI, and continuing for a period of two years thereafter (hereinafter the "Leakout Period")

     1. During the first twelve months of the Leakout Period, Shareholder agrees to sell no more than 59,500 shares through a market transaction in any one calendar month.
2. In the second twelve months of the Leakout Period, Shareholder agrees to sell no more than 39,667 shares through a market transaction in any one calendar month.

     Provided, however, that if any of the Shares permitted to be sold in any one month are not sold in that month, such Shares may be aggregated with and sold in any subsequent months.

The Shareholder has the right to transfer or sell the Shares through a private transaction, provided that the new owner agrees to comply with the terms of this Lockup agreement.

The  above restriction is a contractual restriction entered  into for valuable consideration by and between Shareholder and TSI, and is not impacted by applicable securities laws, which may or may not permit the public sale of the aforesaid Shares into the public markets. In connection with any such sale of the Shares by Shareholder, Shareholder in addition to the above restrictions, shall first comply with all U.S. Federal and State securities laws, which generally require either the registration of the shares for sale, or an exemption therefrom.

There shall be typed onto the certificates evidencing the Shares, or permanently attached thereto, a legend to the following effect:

  THESE   SHARES   ARE   SUBJECT  TO   CERTAIN   CONTRACTUAL
  RESTRICTIONS ON PUBLIC AND/OR PRIVATE RESALE FOR A  PERIOD
  ENDING ON __________,  2003.

If TSI engages in a debt or equity spiral financing during the Leakout Period, this agreement becomes null and void and the legend will be removed from all remaining Shares. If TSI files a registration statement to register any insider or affiliate shares, the Shareholder will get an equal amount of shares released from the lock up agreement.

WHEREFORE, the parties have entered into this Agreement on the date set forth above.

TRADING SOLUTIONS.COM, INC.             NATALIE SHAHVARAN


BY:   /s/   Ralph  Moyal                /s/ Natalie Shahvaran

           Exhibit D to Agreement and Plan of Exchange

                        ESCROW AGREEMENT


          THIS ESCROW AGREEMENT, made and entered into as of this 16th day of November, 2000August 2001 (this "Agreement"), by and among RALPH MOYAL ("Moyal"), Natalie Shahvaran ("Shahvaran"), Robert Strahl ("Strahl"), and LEHMAN WALSTRAND & ASSOCIATES, LLC (hereinafter referred to as the "Escrow Agent").

                      W I T N E S S E T H:

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Appointment of Escrow Agent. Moyal, Shahvaran and Strahl hereby appoint Lehman Walstrand & Associates, LLC as Escrow Agent in accordance with the terms and conditions of this Agreement and Lehman Walstrand & Associates, LLC hereby accepts such appointment as Escrow Agent.

          2. Deposit of Escrow Property. Moyal has caused to be deposited with the Escrow Agent 15,000,000 shares of common stock (the "Escrow Property") in connection with the purchase of shares of Common Stock for the purchase of common stock of Trading Solutions.com, Inc. ("TSLU") pursuant to that certain Exchange Agreement by and between the Sellers and Purchasers identified therein dated as of the date hereof (the "Exchange Agreement").

           3. Release or Termination of Escrow. The parties hereto expressly agree that the escrow created by this Agreement shall operate and work as follows and the Escrow Agent covenants and agrees to hold, record, and distribute the Escrow Property pursuant to the provisions of this Paragraph 3. The Escrow
Property shall be immediately released to Moyal upon the Escrow Agent's receipt of an executed copy of the Agreement of Purchase and Sale and a certification from the trustee in bankruptcy that the acquired company had revenues in excess of US $3 million either over the last 12 months, or over its preceding fiscal year. In the event that Trading Solutions.com, Inc. consummates an acquisition of an operating company other than as identified above with gross revenue of at least US $3 million, either over the last 12 months, or over its preceding fiscal year, Moyal and/or his successors and assigns shall provide such evidence as to the consummation of the acquisition together with a written request for release of the Escrow Property to the Escrow Agent (the "Escrow Demand") who shall promptly provide a copy of the Escrow Demand to Shahvaran and Strahl at the address provided by Shahvaran and Strahl to the Escrow Agent. 24 hours after receipt of the Escrow Demand, the Escrow Agent shall release to Moyal
(and/or his successors and assigns, as applicable) from the Escrow Property the Property set forth in the Escrow Demand unless the Escrow Agent shall have received a written notice of objection (an "Escrow Objection") from Shahvaran and Strahl within such 24 hour period. If the Escrow Agent receives an Escrow Objection, it shall not be required to release the disputed property from the Escrow Property until it has received either a notice of a final non-appealable determination by a court of competent jurisdiction or a notice signed by Moyal, Shahvaran and Strahl. Moyal has the right to pledge the escrowed securities to a financial institution, provided that they agree in writing to be bound by this escrow agreement.

           4. Termination of Escrow. Upon the delivery and transfer of the Escrow Property as provided in Paragraph 3, or upon the one year anniversary of this Agreement; provided, however, that Sections 5 through 12 hereof shall survive such expiration and termination.

          5. Dispute Among Parties. In the event that a dispute arises among the parties hereto with respect to the terms of this Escrow Agreement or any other matter related hereto, and such dispute between the parties hereto is sufficient, in the sole and exclusive discretion of the Escrow Agent, to justify its doing so, the Escrow Agent shall tender into the registry or custody of any court of competent jurisdiction the Escrow Property, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement.

           6.  Further Assurances.  At any time and from time  to
time  the  parties agree to take such actions and to execute  and
deliver  such  documents  as  may  be  reasonably  necessary   to
effectuate the purposes and intent of this Agreement.

           7. Reliance by the Escrow Agent on Third Parties. In performing its obligations hereunder, the Escrow Agent may act in reliance upon any instrument or signature in good faith believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give a notice, request, consent or instruction or acknowledge receipt in connection with the provisions hereof has been duly authorized to do so and that the same is properly made or given. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity thereof or of the service thereof or the jurisdiction of any court.

           8. Escrow Agent Resignation. The Escrow Agent may resign and thereupon be discharged of its duties as Escrow Agent hereunder by giving written notice thereof to the parties hereto. Such resignation shall not take effect until the expiration of 30 calendar days after the giving of such notice or the earlier receipt by the resigning Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by each of the parties hereto and the delivery by the resigning Escrow Agent to such successor of all Escrow Property and Escrow Shares then held by the resigning Escrow Agent hereunder or if no successor is appointed, by delivery of such Escrow Property and Escrow Shares to a court of competent jurisdiction and it shall thereby be discharged of its duties and responsibilities hereunder, the parties hereto hereby consenting and submitting to the personal jurisdiction of said court and agreeing to waive all rights to contest said jurisdiction in connection with any such action by the resigning Escrow Agent or any matter arising out of this Agreement or in connection therewith. In the event that the Escrow Agent shall resign and be discharged as aforesaid, the resigning Escrow Agent shall be free to act as counsel to a party hereto or any of its affiliates or shareholders with respect to any and all actions and disputes in which such party or any of its affiliates or shareholders may have an interest adverse to that of the other parties. The parties hereby acknowledge their awareness that the Escrow Agent has acted as counsel to the Company and its affiliated persons or entities and hereby waive any objection to any past or future representation.

          9. Escrow Agent's Duties. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion in any particular manner or for any other reason, except for its gross negligence or willful neglect.

          10.  Liability of Escrow Agent; Legal Process.

                (a) The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall not incur any liability for any action or omission to act by it in good faith. The good faith of the Escrow Agent shall be conclusively presumed with respect to any action or omission taken by it in accordance with the advice of independent counsel selected by such Escrow Agent.

                (b) The Escrow Agent may institute or defend any action or legal process involving any matter referred to herein which in any manner affects such Escrow Agent or its obligations or liabilities hereunder, as the case may be, but shall not be required to institute or defend such action or process unless or until requested to so do by all of the affected parties hereunder (other than any party who has instituted such action), and then only upon receiving full indemnity of an amount and of such character as the Escrow Agent shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto.

           11. Indemnification of Escrow Agent. Each, Moyal, Shahvaran and Strahlof the Company and the Investors, jointly and severally agree to save harmless, defend and indemnify the Escrow Agent against any and all losses, liabilities, claims, costs, damages, judgments, attorneys' fees, expenses, obligations, taxes, assessments, actions, suits or charges made against the Escrow Agent or which it may incur or sustain in carrying out its responsibilities hereunder, otherwise than as a result of its gross negligence or willful neglect.
           12. Notices. All notices, demands, requests and communications required or contemplated hereunder shall be effective only if given in writing and shall be deemed to have been given when delivered by personal service or sent by nationally recognized express delivery service or express mail, or three days after being deposited in the mail and sent by registered or certified mail, postage prepaid, addressed, in the in case of express delivery or mail, as follows:

          If to Escrow Agent:
          Lehman Walstrand & Associates, LLC
          620 Judge Building 8 East Broadway
          Salt Lake City, Utah 84111-2204
          Attn: Cletha A. Walstrand, Esq.
          Tel. No.: (801) 532-7858
          Fax No.: (801) 363-1715

          If to Moyal:
          Ralph Moyal
          2 Rodeo Court
          Toronto, Ontario
          Canada M2M 4M3

          If to Shahvaran and Strahl:
          Natalie Shahvaran and Robert Strahl
          2251 San Diego Ave. #B-275
          San Diego, CA  92110
          natalieshah@yahoo.com

           13. Disclaimer. The Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable for the sufficiency or correctness as to form, manner of execution, validity or enforceability of any instrument deposited under this Agreement, nor as to the identity, authority, or rights of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrow Property received by it as Escrow Agent and for the transfer and delivery of the same in accordance with this Agreement.

          14.  Miscellaneous.

           14.1   No  Third-Party Beneficiary.  Nothing  in  this
Agreement expressed or implied is intended or shall be construed upon or given to any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

           14.2 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

           14.3   Successors and Assigns.  The provisions  hereof
shall  inure  to the benefit of and be binding upon  the  parties
hereto   and   their  respective  successors,  heirs,  executors,
administrators, and assigns.

           14.4 No Waiver. No course of dealing between any of the parties hereto and no delay or failure in exercising any rights hereunder shall operate as a waiver of or otherwise prejudice any rights of a party hereunder.

           14.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY  AND  CONSTRUED IN ACCORDANCE WITH THE INTERNAL  LAWS  OF  THE
STATE  OF  NEVADA,  WITHOUT  REGARD  TO  THE  CONFLICT  OF   LAWS
PROVISIONS THEREOF.

          14.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written Agreement, representations, promises or course of dealings.

           14.7 Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing executed by the parties hereto.

           14.8 Headings, etc. The headings of the various subdivisions of this Agreement are for convenience of reference only and shall not define nor limit or otherwise affect any of the terms or provisions hereof. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

           14.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        [Counterpart Signature Page to Escrow Agreement]



      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.


                              LEHMAN WALSTRAND & ASSOCIATES, LLC

                              By: /s/ Cletha A. Walstrand
                                 Name: Cletha A. Walstrand
                                 Title:   Partner


                              /s/ Ralph Moyal
                              Ralph Moyal



                              /s/ Natalie Shahvaran
                              Natalie Shahvaran



                              /s/ Robert Strahl
                              Robert Strahl

           Exhibit E to Agreement and Plan of Exchange

               PERSONAL INDEMNIFICATION AGREEMENT

     In connection with the execution and consummation of that certain Agreement and Plan of Exchange between Trading Solutions.com, Inc. ("TSI") and Springland Beverages, Inc., and the stockholders of Springland Beverages, Inc., dated August 16, 2001, a true copy of which is attached hereto (the "Agreement"), and for valuable consideration, receipt of which is hereby acknowledged, including specifically but not by way of limitation, Springland Beverages, Inc.'s execution of the Agreement and its consummation of same, undersigned, who was the Chief Executive Officer of, and a principal shareholder of TSI, up to the point of consummation of said Agreement, hereby personally indemnifies TSI, its successors, and assigns as follows:

          Undersigned hereby indemnifies TSI, its successors and assigns, and holds them harmless, from any and all liability, including costs of suit and attorneys' fees resulting from any and all claims, lawsuits and/or government or judicial proceedings brought against TSI, its officers, directors and/or principal shareholders brought as a result of any original issuance by TSI of shares either through the May 1999 Regulation D, Rule 504 offering (180,000 shares) or through the April 14, 2000 SB-2 Registration Statement (101,000 shares).

     Undersigned has consulted with her own attorney prior to execution of this Personal Indemnification Agreement.






/s/ Natalie Shahvaran
Natalie Shahvaran



Date: August 16, 2001

               PERSONAL INDEMNIFICATION AGREEMENT

     In connection with the execution and consummation of that certain Agreement and Plan of Exchange between Trading Solutions.com, Inc. ("TSI") and Springland Beverages, Inc., ("SBI") and the stockholders of Springland Beverages, Inc., dated August 16, 2001, a true copy of which is attached hereto (the "Agreement"), and for valuable consideration, receipt of which is hereby acknowledged, including specifically but not by way of limitation, Trading Solution.com Inc.'s execution of the Agreement and its consummation of same, undersigned, who was the Chief Executive Officer of, and a principal shareholder of SBI, up to the point of consummation of said Agreement, hereby personally indemnifies SBI, its successors, and assigns as follows:

          Undersigned hereby indemnifies SBI, its successors and assigns, and holds them harmless, from any and all liability, including costs of suit and attorneys' fees resulting from any and all claims, lawsuits and/or government or judicial proceedings brought against SBI, its officers, directors and/or principal shareholders brought as a result of any issuance by SBI of shares. Further, Undersigned hereby indemnifies against any and all liability regarding representations and warranties made by SBI regarding the corporate status of SBI and SBI's authority to enter the Exchange Agreement with TSI.

     Undersigned has consulted with his own attorney prior to execution of this Personal Indemnification Agreement.

/s/ Ralph Moyal
Ralph Moyal

Date: August 16, 2001